UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2019

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-31560	98-0648577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38/39 Fitzwilliam Square Dublin 2, Ireland	D02 NX53
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 234-3136

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12 (b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, par value $0.00001 per share	STX	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

On September 18, 2019, Seagate Technology plc (the “Company” or “Seagate”) issued a press release announcing that it is updating the fiscal first quarter of 2020 non-GAAP diluted EPS guidance that it previously issued on August 2, 2019, from a range of $0.90 plus or minus 5%, to a range of $0.99 plus or minus 5%. This update solely reflects the impact of a change in the estimated useful lives of the Company’s capital equipment, primarily associated with the manufacturing of its products, from a range of three to five years to a range of three to seven years. The estimated impact of this change reduces depreciation expense by approximately $25 million, or $0.09 per diluted share, in the Company’s first fiscal quarter of 2020.

The updated guidance regarding non-GAAP diluted EPS excludes known charges primarily related to losses recognized on the early redemption and repurchase of debt, estimated share-based compensation expenses, and amortization of acquired intangible assets of approximately $0.26 per diluted share, $0.10 per diluted share of which is related to estimated share-based compensation expenses. Management reiterated its fiscal first quarter of 2020 revenue outlook of $2.55 billion plus or minus 5%.

Seagate will host a financial analyst meeting in New York City tomorrow, Thursday, September 19, 2019, at the Lotte New York Palace Hotel in New York City starting at 9:00 a.m. Eastern time until approximately 12:30 p.m. Eastern time, which will be available to the public via a live video webcast that can be accessed on its Investor Relations website at investors.seagate.com. Following the event, a replay will be made available at the same location and archived for approximately one year. Investors and others should note that the Company routinely uses the Investor Relations section of its corporate website to announce material information to investors and the marketplace. While not all of the information that the Company posts on its corporate website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in the Company to review the information that it shares on investors.seagate.com.

The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01 is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of such section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release, dated September 18, 2019, of Seagate Technology plc entitled “Seagate Hosts Financial Analyst Event and Updates Fiscal First Quarter 2020 Guidance”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

Date: September 18, 2019	By:	/s/ Gianluca Romano
	Name:	Gianluca Romano
	Title:	Executive Vice President and Chief Financial Officer